                                                                    Exhibit 11.2

                      SUNSHINE MINING AND REFINING COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                    (In Thousands, Except Per Share Amounts)

                                                                                                Fully
                                                                             Primary           Diluted
                                                                         ---------------  ---------------
Earnings:
  Earnings applicable to common
    stockholders                                                         $        26,339  $        26,339
  Add interest expense on the Convertible
    Subordinated Reset Debentures and the
    8 % Senior Exchangeable Notes                                                                     927
                                                                         ---------------  ---------------
                                                                         $        26,339  $        27,266
                                                                         ===============  ===============
Shares:
  Weighted average common shares outstanding                                     202,230          202,230
                                                                         ===============
  Add common shares issued on assumed
    conversion of Senior Exchangeable
    Notes and Convertible Subordinated
    Reset Debentures                                                                               21,782
                                                                                          ---------------
                                                                                                  224,012
                                                                                          ===============
Earnings per common share
  Primary                                                                $          0.13
                                                                         ===============
  Fully diluted                                                                           $          0.12
                                                                                          ===============

  Note: The effect of the assumed exercise of outstanding stock options and warrants was not dilutive.